                                                                   EXHIBIT 10.11

                            FIRST AMENDMENT TO LEASE

          This First Amendment to Lease ("Amendment") is made as of the 9th day of August, 2000, by and between Tysons Corner Property, LLC, a Virginia limited liability company ("Landlord") and MicroStrategy, Inc., a Delaware corporation ("Tenant").

                                    RECITALS:

          WHEREAS, Pursuant to that certain Deed of Lease, dated as of January 7, 2000 ("Lease"), Landlord leases to Tenant approximately 146,480 square feet of rentable area located on the second, third, fourth, fifth and sixth floors ("Existing Premises") of the building known as 1861 International Drive, McLean, Virginia 22102 ("Building"), as more particularly described in said Lease; and

          WHEREAS, Landlord and Tenant desire to replace the drawings and specifications forming a part of Exhibit H to the Lease for the purposes of permitting Tenant to install one (1) Exterior Sign using the name, "Strategy.com" in place of the one (1) Exterior Sign originally agreed to be installed using the name, "MicroStrategy" on the Leesburg Pike side of the Building, pursuant to the terms and conditions of the Lease, as modified in accordance with the terms hereinafter set forth; and

          WHEREAS, Tenant desires to lease additional space located on the first floor of the Building, which additional space contains a total of approximately 5,398 square feet of rentable area (the "Expansion Space") as depicted on the attached Exhibit "A," which is incorporated herein by this reference, and Landlord desires to lease said Expansion Space to Tenant on the terms set forth herein; and

          WHEREAS, Tenant desires to provide Landlord with additional security for the performance by Tenant of its obligations under the Lease; and

          WHEREAS, Landlord and Tenant desire to modify the terms of the Lease as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the mutual receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1. Recitals. The foregoing recitals are incorporated herein by this
             --------
reference as if fully set forth at this point in the text of this Amendment.

          2. Integration. The recitals and following terms and conditions shall
             -----------
constitute part of the Lease and be incorporated therein by reference.

     3. Exterior Signs. (a) The original Exhibit H to the Lease is hereby
        --------------                   ---------
deleted and replaced with the attached Exhibit H to this Amendment. The
                                       ---------
intention of the revised Exhibit is to permit Tenant to install (pursuant to the terms and conditions of the Lease): (i) one (1) Exterior Sign on the upper facade of the east side of the Building in a location visible to street traffic on Route 7 ("Leesburg Pike") with the name "Strategy.com" depicted on it, as shown on pages 2, 4 and 6 of the attached Exhibit H, and to install (as
                                          ---------
contemplated in the original Exhibit H); and (ii) (as contemplated in the
                             ---------
original Lease) the existing Exterior Sign on the uppermost part of the facade of the west side of the Building in a location visible from International Drive with the name "MicroStrategy" depicted on it, as shown on pages 1, 5 and 7 of the attached Exhibit H. The foregoing shall not be construed to limit or
             ---------
restrict Tenant's right to relocate the sign described in clause (ii) above in accordance with the terms of Section 2.3 of the Lease and the details specified
                             -----------
on pages 8 and 9 of the attached Exhibit H. In light of the foregoing
                                 ----------
replacement of Exhibit H, the reference in the second sentence in Section 2.3 of
               ---------                                          -----------
the Lease to specific page numbers in Exhibit H is hereby modified to refer to
                                      ---------
pages 6, 7 and 8 (rather than pages 5, 6 and 7 of the original Exhibit).

     (b) In light of Tenant's leasing of the Expansion Space, clause (i) of the sixth sentence of Section 2.3(c) of the Lease (with respect to Landlord's reservation of certain signage rights for a potential third party tenant in such Expansion Space) is no longer applicable. Therefore: (1) the sixth (6/th/) sentence of Section 2.3 (c) of the Lease is deleted and hereby replaced with the following sentence: "The parties further acknowledge that said one hundred eighty five (185) square foot total is based upon the method of measurement which Landlord expects will be applied by Fairfax County to the proposed Exterior Signs set forth in Tenant's preliminary plans therefor."; and (2) the eighth (8/th/) sentence of Section 2.3(c) of the Lease is hereby deleted and replaced with the following sentence: "If Tenant is successful in its appeal to Fairfax County in this regard, Tenant may relocate the smaller of the two Exterior Signs to the alternative location specified in Exhibit H, and increase
                                                        ---------
the size of the smaller of the two Exterior Signs to at least that set forth in Exhibit H; and, (2) without reducing that portion of the total Building signage
---------
square footage available to Tenant below one hundred eighty-five (185) square feet, Tenant shall use such additional Building signage square footage allocation which becomes available based upon Tenant's appeal, including the twenty (20) square feet of signage that Landlord was previously reserving for use by an additional first floor tenant."

     4. Delivery of Expansion Space. (a) Upon the parties' full execution and
        ---------------------------
delivery of this Amendment, Landlord shall deliver and Tenant shall accept the Expansion Space in its current "as is" condition; Landlord having completed Landlord's Work (as the same is defined in Paragraph A of Exhibit C to the
                                           -----------    ---------
Lease, except as modified below), with respect to the first floor of the Building. Landlord represents that the existing "as is" condition of the Expansion Space is consistent with the description of the Base Building Shell set forth in Paragraph A of Exhibit C to the Lease except that: (i)
             -----------    ---------
notwithstanding the terms of Paragraph A.2 of Exhibit C, there are five (5)
                             -------------    ---------
freeze protector fan powered induction units with electric heaters and electronic thermostatic control installed in the Expansion Space; (ii) notwithstanding the terms of Paragraph A.7 of Exhibit C, the spacing of the
                             -------------    ---------
window mullions on the first floor varies; and (iii)
  on the Termination Date (as such term is defined in Section 1.3 of the Lease,
                                                      -----------
  subject to modification pursuant to the express terms of the Lease).

         5. Expansion Space Improvements. (a) Following Landlord's delivery of
            ----------------------------
  possession of the Expansion Space to Tenant, Tenant, subject to the terms of this Paragraph 5, will construct in the Expansion Space all improvements and alterations beyond the First Floor Shell Condition of such Expansion Space pursuant to the plans and specifications which are approved by Landlord prior to the commencement of any work by Tenant in the Expansion Space. Within thirty (30) days after the Expansion Effective Date, Tenant will deliver to Landlord for approval final working drawings and specifications for all improvements and alterations beyond the First Floor Shell Condition of the Expansion Space which Tenant desires ("Expansion Improvements"). All such final working drawings will: (i) comply with the ADA and all other applicable codes, laws, rules, regulations and statutes, (ii) be consistent with the terms and limitations set forth in Exhibit L to the Lease, (iii) include the
                                     ---------
  installation of ductwork and additional variable air volume boxes in the Expansion Space (beyond the equipment described above in the definition of the First Floor Shell Condition) which shall be attached to and incorporated into the Building's HVAC system serving the Expansion Space; (iv) be substantially consistent with the Improvements described in the Exhibit C-l to the Lease
                                                    -----------
  with respect to the third and fifth floor portions of the Premises. All plans for the Expansion Improvements require Landlord's prior written approval (and notwithstanding any time periods set forth above, Tenant shall not commence performance of any Expansion Improvements in any portion of the Expansion Space until Landlord has approved the Final Plans for such Expansion Improvements), which approval will not be unreasonably withheld provided that the foregoing conditions are met. As modified by any Landlord-required changes, the final working drawings will be the "Final Plans" with respect to the Expansion Improvements. Tenant is solely responsible for determining whether or not it is a public accommodation and for compliance with ADA within the Expansion Space. Tenant's approval of the Final Plans constitutes an acknowledgment by Tenant that they comply with ADA and all other applicable codes, laws, rules, regulations and statutes. Landlord's approal of the plans, specifications and working drawings for the Expansion Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any codes, laws, rules, regulations or statutes of governmental agencies or authorities. If Tenant requires any changes in the Final Plans (the "Tenant Changes"), Tenant must present Landlord with revised drawings and specifications. If Landlord approves the Tenant Changes, Tenant will incorporate such changes into the Expansion Improvements. Tenant shall not be obligated to utilize building standard materials in connection with the Expansion Improvements, provided that the materials selected by Tenant shall be subject to Landlord's prior written approval and shall be consistent with the design and finishes of Class A office space in the Tysons Corner submarket.

         (b) The Expansion Improvements shall be performed by Tenant, at its sole cost and expense (subject to partial reimbursement in accordance with the terms of subparagraph (c) below) and in accordance with the terms of Section
                                                                      -------
 3.1(c) of the Lease and Paragraphs B and D of Exhibit C to the Lease, as
 ------                  ------------------    ---------
 modified and clarified by the following terms of this Paragraph 5.

         (c) Tenant will bear all costs relating to the Expansion Improvements, including the "Tenant's Costs," as defined in Paragraph C of Exhibit C to the
                                                -----------    ---------
  Lease, provided however, that Landlord will credit against such Tenant's Costs an allowance ("Expansion Improvement Allowance") of $170,037.00, which Expansion Improvement Allowance shall be paid by Landlord in accordance with the following procedures:

         1. Tenant, as construction manager, will enter into contracts with all contractors and subcontractors performing the Expansion Improvements. As such, Tenant will be responsible for all Tenant's Costs associated with the Expansion Improvements, subject to partial reimbursement in accordance with the terms set forth below. Tenant will approve in writing and thereafter submit to Landlord for payment invoices from Tenant's contractors and subcontractors who have performed work and delivered materials in connection with the Expansion Improvements (which may include, in addition to hard construction costs, only the following "soft" costs associated with the Improvements: architectural, design and engineering fees, the cost of procuring permits and Reimbursable Generator Costs (subject to the terms of Exhibit C to the
                                                               ---------
         Lease) (collectively, "Approved Invoices").

         2. Tenant shall submit to Landlord from time to time Approved Invoices accompanied by partial lien waivers (in form reasonably acceptable to Landlord) from all contractors and subcontractors submitting such Invoices. Such Invoices and accompanying lien waivers shall be delivered to Landlord on or before the fifteenth (15/th/) day of each calendar month.

         3. To the extent that any portion of the Expansion Improvement Allowance remains unpaid up to a total of $153,033.30, any such previously unpaid Approved Invoices shall be paid by Landlord on or before the thirtieth (30/th/) day of the immediately succeeding calendar month.

         4. Upon completion of the Expansion Improvements and delivery by Tenant to Landlord of: (i) a Certificate of Occupancy for the Expansion Space,
         (ii) full and complete lien waivers from all contractors or subcontractors performing work or delivering materials with respect to the Expansion Improvements, and (iii) previously unpaid Approved Invoices for work and materials forming a part of the Expansion Improvements totaling at least the amount requested by Tenant, Landlord will pay such Invoices to the extent that any portion of the total Improvement Allowance $170,037.00 remains unpaid.

     6. Expansion Space Base Rent. (a) In addition to Tenant's Base Rent
        -------------------------
obligations with respect to the Existing Premises, beginning on Expansion Commencement Date (as defined below), Tenant shall also pay Landlord Base Rent with respect to the Expansion Space in the initial amount of $195,677.50 per annum ("Expansion Space Base Rent"), payable in equal monthly installments of $16,306.46. Beginning on the first day of the second Lease Year (as defined in
Section 1.7 of the Lease, said Expansion Space Base Rent will be escalated on
-----------
the first day of each Lease Year during the Term in accordance with the following schedule:

               Annual Expansion Space     Monthly Expansion Space
               ----------------------     -----------------------
  Lease Year      Base Rent                    Base Rent
  ----------      ---------                    ---------
     1            $ 195,677.50                 $ 16,306.46
     2            $ 200,569.43                 $ 16,714.12
     3            $ 205,583.66                 $ 17,131.97
     4            $ 210,723.25                 $ 17,560.27
     5            $ 215,991.33                 $ 17,999.28
     6            $ 221,391.11                 $ 18,449.26
     7            $ 226,925.88                 $ 18,910.49
     8            $ 232,599.02                 $ 19,383.25
     9            $ 238,413.99                 $ 19,867.83
    10            $ 244,374.33                 $ 20,364.53
    11            $ 250,483.68                 $ 20,873.64

The "Expansion Commencement Date" shall be the earlier to occur of: (i)
November 15, 2000, and (ii) the date on which Tenant substantially completes the Expansion Improvements in the Expansion Space and the Expansion Space can be occupied for business operations (including the completion of other work and installations beyond the Expansion Improvements necessary for Tenant's business operations).

     (b) In light of the additional Base Rent payable with respect to the Expansion Space, notwithstanding the terms of Section 3.l(e)(ii) or any other provision of the Lease to the contrary, with respect to the period beginning on the Commencement Date (as defined in the Lease) and ending on December 31, 2000, Tenant's total Base Rent obligations with respect to the entire Premises (including the Existing Premises and the Expansion Space) shall be at least $3,099,345.24 (as such amount may be increased by virtue of: (i) Tenant's accelerated occupancy of the fourth (4/th/) floor portion of the Premises in accordance with the terms of Section 3.1 of the Lease, and/or (ii) the occurrence of the Expansion Commencement Date prior to November 15, 2000 in accordance with the foregoing terms of this Paragraph 6). [The parties acknowledge that the foregoing total Base Rent figure represents the sum of the $3,074,342.00 figure set forth in Section 3.l(e)(ii) of the Lease and $25,003.24 (the total Expansion Space Base Rent payable for the period November 15, 2000 through December 31, 2000).]

     7.  Expansion Space Additional Rent. In addition to the aforesaid Expansion
         -------------------------------
Space Base Rent, Tenant shall also pay Landlord Additional Rent with respect to the Expansion Space in the form of the Excess Operating Costs and Real Estate Taxes attributable to the Expansion Space pursuant to the terms of Article IV of the Lease. Therefore, notwithstanding any provision of the Lease to the contrary, from and after the Expansion Commencement Date, "Tenant's Share" of "Operating Costs" and "Real Estate Taxes" (as such terms are defined in Sections
                                                                        --------
1.5 and 1.6 of the Lease) shall be increased to eighty nine and l/l0th percent
-----------
(89.1%) of such Operating Costs and Real Estate Taxes. [The parties acknowledge that the foregoing Tenant's Share was determined by dividing the total Net Rentable Area of the Existing Premises and the Expansion Space by the Net Rentable Area of the Building.]

     8.  Parking. (a) In light of Tenant's leasing of the Expansion Space, from
         -------
and after the Expansion Effective Date, the number of Tenant's Allocated Parking Spaces (as defined in Exhibit E to the Lease) shall increase by an additional
                      ---------
twenty (20) Spaces (which additional twenty (20) Spaces were determined based upon a ration of 3.7 Spaces per 1,000 square feet of Net Rentable Area in the Expansion Space, as such ratio is set forth in Exhibit E). In addition to the
                                               ---------
Allocated Parking Spaces determined on the basis of the aforesaid ratio, beginning on the Expansion Effective Date and throughout the balance of the Term, the total number of Allocated Parking Spaces shall be increased by an additional eighteen (18) Spaces. All of the Spaces referenced in this
Paragraph 8 shall be leased subject to and in accordance with the terms of Exhibit E to the Lease.
---------

     (b) So long as Tenant continues to lease and occupy at least four (4) full floors in the Building, if any additional parking spaces become available which are not committed to other tenants or occupants of the Building or reserved by Landlord in connection with its efforts to lease additional space in the Building, Landlord will notify Tenant of the availability of such spaces, and Tenant may lease the same (on an unreserved basis) subject to and in accordance with the terms of Exhibit E to the Lease.
                  ---------

     (c) The parties acknowledge that the operation of the Building's parking Garage is subject to the certain limitations and restrictions due to agreements executed prior to the date of this Agreement between Landlord and owners and lessee's of the shopping center parcel adjacent to the Building, and recorded among the land records of Fairfax County, Virginia prior to the date hereof ("Outside Agreements") and that Landlord's operation of the Garage and Tenant's use thereof is subject to the terms of such Agreements. Landlord represents and warrants that none of the terms of such Outside Agreements prevent Landlord from fulfilling its obligations under Exhibit E or any other provision of the Lease.
                                 ---------
However, the parties further acknowledge that said Outside Agreements include an obligation on the part of Landlord to allow access to the Garage on weekends and holidays and after 6:00 p.m. on weekdays.

     9.  Renewal Options. The Renewal Options set forth in Section 15.23 of the
         ---------------                                   -------------
Lease will be applicable to the Expansion Space. However, in light of the addition of the Expansion Space to the Premises, Section 15.23(a)(v) of the
                                                 -------------------
Lease is hereby deleted and replaced with the following language: "(v) (1) Tenant exercises the first option with respect to a portion of the Premises consisting completely of full floors of the Building (and, with respect to the first floor portion of the Premises only, so much of the first floor of the Building as is then leased by Tenant hereunder); it being the understanding of the parties that the first option may not be exercised with respect to portions of any floor of the Building, except the first floor of the Building (and then only due to the fact that the Premises does not include the entire first floor of the Building); and (2) Tenant exercises the second option with respect to the entire Premises (as the same is constituted at the time of such exercise)."

     10. Overtime HVAC Service. The parties acknowledge that the worksheets
         ---------------------
attached to Exhibit F to the Lease do not include a calculation of the estimated
            ---------
hourly overtime HVAC costs for providing overtime HVAC service to a partial floor such as the Expansion Space. Therefore, with respect to any overtime HVAC service provided to the Expansion Space, the calculation of the depreciation component of Landlord's HVAC costs will be made in accordance with the terms of the worksheet attached hereto as Exhibit F and incorporated herein by this
                                 ---------
reference. The other components of Landlord's costs associated with providing overtime HVAC service will be made in the same manner as set forth in the attached worksheet based upon Landlord actual costs for such other components as of the date of Tenant's use of such overtime HVAC, as set forth in Section 5.2 of the Lease.

     11. Additional Security. (a) Upon Tenant's execution of this Amendment,
         -------------------
Tenant will deliver to Landlord, as additional security for Tenant's performance of its obligations hereunder, an Additional Security Deposit (herein so called) of Two Million Four Hundred Ninety-nine Thousand Sixty-five and 60/100 Dollars ($2,499,075.60). Said Additional Security Deposit may be delivered in the form of a Cash Security Deposit (as described in Section 1.9 of the Lease) or an
                                            -----------
unconditional, irrevocable letter of credit in the amount of the Additional Security Deposit, which Letter of Credit satisfies the requirement of Section
                                                                      -------
1.9 of the Lease. Upon Tenant's delivery of the Additional Security Deposit, the
---
same shall be held with and added to the initial $2,303,397.90 Security Deposit paid by Tenant. The resulting total Security Deposit of Four Million Eight Hundred Two Thousand Four Hundred Sixty-three and 50/l00 Dollars
($4,802,473.50) shall be held by Landlord in accordance with the terms of
Section 1.9 of the Lease, as modified hereby.
-----------

     (b) The parties have agreed to revised terms regarding the reduction of the amount of the Security Deposit. As a result, the fourth, fifth and sixth sentences of Section 1.9(a) of the Lease are hereby deleted and replaced with the following language: "Provided that no Default (as defined in Section 11.1,
                                                                 ------------
Section 1.8 and elsewhere in this Lease) has occurred prior to such date, the
-----------
amount of such Cash Security Deposit or Letter of Credit shall be subject to subsequent adjustment in accordance with the following terms: on the first day of the sixty-first (61/st/) full calender month following the Final Commencement Date (as defined in Section 3.1
                                                                    -----------
of the Lease) and thereafter on the first day of the seventy-third (73/rd/), eighty-fifth (85/th/) and ninety-seventh (97/th/) full calendar months following the Final Commencement Date, the amount of the Security Deposit shall be reduced by an amount equal to Nine Hundred Sixty Thousand, Four Hundred Ninety-two and 70/l00 Dollars ($960,494.70) per year, and on the first day of the one hundred ninth (109/th/) full calendar month following the Final Commencement Date the amount of the Security Deposit shall be reduced by One Hundred Sixty Thousand Eighty-two and 12/100) Dollars ($160,082.48). Therefore, subject to the conditions set forth above, the amount of the Security Deposit shall be periodically reduced as follows: on the first day of the sixty-first (6l/st/) full calendar month following the Final Commencement Date, to Three Million, Eight Hundred Forty-one Thousand, Nine Hundred Seventy-eight and 80/l00 Dollars ($3,841,978.80); on the first day of the seventy-third (73/rd/) full calendar month following the Final Commencement Date, to Two Million, Eight Hundred Eighty-one Thousand, Four Hundred Eighty-four and 1O/100 Dollars ($2,881,484.10); on the first day of the eighty-fifth (85/th/)full calendar month following the Final Commencement Date, to One Million Nine Hundred Twenty Thousand, Nine Hundred Eighty-nine and 40/100 Dollars ($1,920,989.40); on the first day of the ninety-seventh (97/th/)full calendar month following the Final Commencement Date to Nine Hundred Sixty Thousand, Four Hundred Ninety-two and 70/l00 Dollars ($960,494.70); and on the first day of the one hundred ninth (lO9/th/) full calendar month following the Final Commencement Date to Eight Hundred Thousand, Four Hundred Ten and 58/100 Dollars ($800,412.22). Said remaining balance of such Security Deposit shall be held by Landlord throughout the balance of the Lease Term in accordance with the terms of Section 1.9 of the
                                                              -----------
Lease."

     12. Square Footage of Existing Premises. The parties acknowledge that
         -----------------------------------
Section 1.1 of the Lease contains a typographical error in that the total Net
-----------
Rentable Area of the Building is misstated in the textual description of the same. Notwithstanding any provision of Section 1.1 of the Lease to the contrary, the total Net Rentable Area of the Building is one hundred seventy thousand four hundred seventy-one (170,471) square feet.

     13. Building Security. Landlord will continue to use diligent efforts to
         -----------------
perform its obligations under the Lease with respect to Building security and the operation of the Building's elevators in relation thereto.

     14. Brokerage. Except as listed below, Tenant and Landlord represent to
         ---------
each other that the indemnifying party has not incurred any liability for commissions or similar compensation to third parties in connection with this Amendment, and, except for commissions due Brokers (defined below) (which shall be paid by Landlord pursuant to a separate agreement with Brokers), Tenant and Landlord shall indemnify and hold each other harmless against any liability arising from any claims for such compensation, including costs and reasonable attorneys' fees. "Brokers" means CB Commercial ("Landlord's Broker") and Cushman & Wakefield of Virginia, Inc. and Zalco Realty, Inc. (collectively, "Tenant's Broker").

     15. Capitalized Terms. Capitalized terms used herein and not otherwise
         -----------------
defined herein shall have the respective meanings ascribed thereto in the Lease. Whenever there is a conflict between this Amendment and the Lease, the provisions of this Amendment shall take precedence and the Lease shall be construed accordingly.

     16. Terms of Lease Ratified and Confirmed. Landlord and Tenant hereby
         -------------------------------------
acknowledge that all of the terms, covenants and conditions of the Lease, as hereby modified, amended or supplemented, are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the Term of the Lease.

     17. Severability. Each and every covenant, agreement, obligation, or other
         ------------
provision contained in this Amendment is, and shall be construed to be, a separate and independent covenant and agreement of the party bound thereby, and shall not be construed to be dependant on any other provision of this Amendment or the Lease (unless this Amendment or the Lease specifically provides otherwise). If any term or provision of this Amendment shall, to any extent, be declared invalid or unenforceable, the remainder of this Amendment and the application of any term or provision, to persons or circumstances other than those as to which the application is declared invalid or unenforceable, shall not be affected.

     18. Captions. The Paragraph captions are for convenience of reference only
         --------
and shall not be deemed to limit, affect or have any effect on the interpretation of the provisions of this Amendment or the Lease.

     19. No Further Modification. Except as expressly provided in this
         -----------------------
Amendment, the Lease remains in full force and effect and is not otherwise modified or amended. The terms of this Amendment and the Lease contain the entire agreement of the parties as to the matters covered hereby. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by either of the parties hereto. This Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.

     20. Binding Effect. It is understood and agreed that this Amendment shall
         --------------
not be binding upon Landlord or Tenant until both Tenant and Landlord shall have executed and delivered the same.

     21. Successors and Assigns. This Amendment shall inure to the benefit of
         ----------------------
and bind the successors and (subject to the provisions of the Lease) the assigns of the respective parties.

     22. Governing Law. The terms of this Amendment and the Lease shall be
         -------------
construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to any choice of law provisions thereof).

                           (signature pages to follow)

                              LANDLORD:
                              --------

                              TYSONS CORNER PROPERTY LLC,
                              A Virginia limited liability company

ATTEST:                       By:  L&B Realty Advisors, Inc.,
------                             a Delaware corporation
                                   Its investment manager

[illegible]                   By:  /s/ Daniel L Plumlee [seal]
                                ------------------------------
                              Name:  Daniel L. Plumlee
                                   ---------------------------
                              Title: President & Chief Investment Officer
                                     -----------------------------------
                              Date:

                        [Tenant's Signature Page Follows]

WITNESS:                      TENANT:
-------                       -------

                              MICROSTRATEGY, INC.,
                              a Delaware corporation

[illegible]                   By: /s/ Mark Lynch [seal]
                                  ---------------------
                              Name:  Mark Lynch
                                   ------------
                              Title:   CFO
                                    -------
                              Date:    8-10-00
                                   ------------

                                List of Exhibits
                                ----------------

Exhibit A      Expansion Space
Exhibit B      Not Used
Exhibit C      Not Used
Exhibit D      Not Used
Exhibit E      Not Used
Exhibit F      Calculation Method Regarding After-hours HVAC Cost with respect to Expansion Space
Exhibit G      Not Used
Exhibit H      Tenant's Signage Specifications

                                   Exhibit "A"

                                 EXPANSION SPACE
                                 ---------------

                       [First Floor Schematic of Building]

                                   Exhibit "F"

             CALCULATION METHOD REGARDING AFTER-HOURS HVAC COST FOR
             ------------------------------------------------------
                                EXPANSION SPACE
                                ---------------

                                 (see attached)

                        OVERTIME HVAC CALCULATION FORMAT
                              7/182000 @ 15:45 Hrs

Project:                 1861 International Drive    Cost to run first floor
A/C Units                                  =1
Design KW:                                 =n/a
Minimum Load Package Units                 =1
Chiller Tonage Rating                      =58
                                           REVISED

Step One:  Electrical Costs:

Average KW Cost:                           =      $0.045            Per Kwh
Building Average Voltage:                  =       460               Volts

A.  Package Units (1) has three (3) compressors & one fan.
     Min. Load (1 Units)                   =       58 Min. Tonage
     One fan @ 26.5a                       =       21.089 Kw
     Two compressors @ 20.5a               =       32.628
     Total Kw                              =       53.717           53.72 KWh

B.   Condenser Water Pumps (2)                     50 HP each
     Condenser pumps needed:  1            =       62.0 AMPS
     Total Kw                              =       49.34 Kw         49.34 KWh

C.   Cooling Tower Fans:
     Fan motors:  1                        =       24.9 AMPS
     Run Time (Full time w/VFD)            =       50%
     Total Kw                              =        9.9077           9.91 KWh

D.   VAV Boxes (ESTIMATE):
     5 w/14 Kw heat & 1/2hp fan, 277v      =       74.709 Kw
     10w/10Kw heat & 1/3 hp fan,277v       =      106.09 Kw
     Run Time:                             =       50%
     Total Kw                              =       90.402 Kw        90.40 KWh

Total A-D Kw:
     Water Chilling Unit:                  =                        53.72 KWh
     Chilled/Condenser Pumps:              =                        49.34 KWh
     Cooling Tower Fans                    =                         9.91 KWh
     VAV Boxes (ESTIMATE)                  =                        90.40 KWh

Total KWh Condition:                       =                       203.37 KWh

Step Two: Cooling Tower Water Usage

# of Pumps Used:                        =        1 Pumps
Condenser Pump Rate:                    =     1275 GPM's
Chiller Tonage Rating:                  =       58 Tons

(A)  Cooling Tower Evaporation Make-up & Bleed:                    Total Values:
     Minimum Load (A/C Units)           =       58 Tons
     Evaporation Rate                   =        1% of GPM Rate       1.00%  Ton
     # of Pumps:                        =        1                 1275.00  PGPM
     Total Pump GPM Rate:               =     1275                   12.75 1% Rt
     Bleed Cycles=(Egpm/C-1)                     3 cycl               6.38  CGPM
     Total Make-up = Rate + Cycles                                   19.13  TMup
     Hourly Evaporation rate = E rate x 60 min.                    1147.50  HMup
     #1 Load Tonage x Hourly E rate = Make-Up Rate                 1147.50  LMup

Water & Sewage charges:
     Water is supplied bu City of Fairfax. Cooling towers have to be Metered to ualify for the water only (no sewer) rate:
     1,000 gallons = 1 unit charge      =        $    2.33
     One gallon                         =        $0.002330
     LMup / 1 Unit = Unit x Cost = Cost per/hr.  $    2.67

Total Water Make-up Unit Cost:                                  $      2.67 Hr


Step Three: Equipment Depreciation

Equipment cost:
Package A/C Units (12 total):                    $350,000.00
Package A/C Units Operating (1 total):                          $ 29,166.67
Cooling Towers (2 total):                        $ 60,000.00
Cooling Towers Operating: (1 total):                            $ 30,000.00
Condenser Pumps (2 total):                       $ 10,000.00
Condenser Pumps Operating (1 total):                            $  5,000.00
Tower and Pump Piping:                                          $ 48,000.00
VAV Boxes:                                       $428,000.00
VAV Boxes Operating (9% total):                  (ESTIMATE)     $ 38,909.09

     1.  Equipment Cost:                                        $151,075.76
     2.  Estimated Life:                                                 20 Yrs
     3.  Annual Run Time:                                              3208 Hrs

Total Equipment Depreciation Cost                               $      2.35 Hr

Step Four: Equipment Maintenance Cost

E.M.C. = Maintenance Cost divided by Annual operating hours. Total Cost Per Year
     Maintenance Cost:
     1.  Air Filters                         $4,000 / 2          $2,000.00
     2.  Water Treatment & Supplies          $4,500 / 2          $2,250.00
     3.  HVAC Supplies                       $4,200 / 2          $2,100.00
     4.  MISC. Supplies                      $1,500 / 2          $  750.00
         Annual Operating Hours                3208
Total Cost:                                                      $7,100.00

Total Equipment Maintenance Cost:                                $    0.37 Prhr


Step Five: Calculation Totals Per Condition                  Total Cost Per Hour

     1.  Electrical Cost:                         =              $    9.15 E.C.
     2.  Water Cost:                              =              $    2.67 W.C.
     3.  Equipment Depreciation Cost              =              $    2.35 EDC
     4.  Equipment Maintenance Cost               =              $    0.37 EMC

Total Cost Per Hour:                              =              $   14.55 Prhr


Step Six:  Operating Cost:                        =              $   14.55 PrHr

     Management Overhead=     15%                 =              $    2.18

Total Operating Cost Per Hour:                    =              $   16.73
Tenant Split: A. 5398 RSF [MicroStratgey]                        $    7.05
              B. 7412 RSF [Fidelity]                             $    9.68

Editors Note: A exact split may be derived by separating out actual CFM used, but that is not known

                                  Exhibit "H"

                        TENANT'S SIGNAGE SPECIFICATIONS
                        -------------------------------

                      [Schematic of MicroStrategy signage]

                                    Exhibit H
                                   Page 1 of 9

                       [Schematic of Strategy.com signage]

                                    Exhibit H
                                   Page 2 of 9

                      [Creative Signage Systems letterhead]

January 4, 2000


MicroStrategy
8000 Crescent Drive
Vienna, VA 22182
Attn: Bill Painter

RE:  Signage

Dear Mr. Painter:

Please find the attached drawing of the main site sign identification, which consists of the logo in channel letters, fabricated from a satin finished stainless steel. The face of each letter is #2283 red acrylic. Each letter is internally illuminated with neon tubing. The face side tubing is clear red while the back side tubing is white. The letter faces are illuminated in red while the wall is haloed in a soft white.

Should you have any questions or require any additional information, please do not hesitate to call.

Sincerely,

/s/ John B. Mayer
-----------------
John B. Mayer,
President









9101 51st PLACE - COLLEGE PARK, MD 20740 - Phone: 301/345-3700 - Fax: 301/220-1289
                    Web Site Address: www.creativesignage.com








                                    Exhibit H
                                   Page 3 of 9

  [Schematic of exterior of building showing placement of Strategy.com signage]

                                    Exhibit H
                                   Page 4 of 9

 [Schematic of exterior of building showing placement of MicroStrategy signage]

Subject to the terms of Paragraph 2.3 of the Lease, Tenant to install two (2) signs on the exterior facades of the Building; the total allowable signage square footage for both signs combined shall not exceed one hundred eighty-five
(185) square feet.

                                    Exhibit H
                                   Page 5 of 9

                      [Photograph of exterior of building]

                                    Exhibit H
                                   Page 6 of 9

                      [Photograph of exterior of building]

                                    Exhibit H
                                   Page 7 of 9

                      [Photograph of exterior of building]

                                    Exhibit H
                                   Page 8 of 9

                      [Schematic of MicroStrategy signage]

                                    Exhibit H
                                   Page 9 of 9